                                                     Filed Pursuant to Rule 433
                                            Registration File No. 333-125485-19

                   SUBJECT TO REVISION DATED DECEMBER 15, 2005
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                                 [GMAC RFC LOGO]

                           RAAC SERIES 2005-SP3 TRUST
                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

EXPECTED TIMING:    Pricing Date:        On or about December 19, 2005
                    Settlement Date:     On or about December 29, 2005
                    First Payment Date:  January 25, 2006

STRUCTURE:          Rating Agencies:     Moody's, Standard & Poor's  and Fitch.

                                DECEMBER 15, 2005

                          [RBS GREENWICH CAPITAL LOGO]

[RBS GREENWICH CAPITAL LOGO]

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THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY
UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-800-221-1037.

The information in this communication supersedes any information contained in any prior materials relating to the Offered Certificates. The information in this communication is preliminary, and will be superseded by the preliminary prospectus. This communication is being delivered to you solely to provide you with information about the offering of the securities referred to in this communication and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase the
Offered Certificates. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus and we have indicated acceptance of your offer to purchase the Offered Certificates.
You may withdraw your offer to purchase certificates at any time prior to receipt of notice of acceptance.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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                  RAAC SERIES 2005-SP3 TRUST STRUCTURAL SUMMARY
                                DECEMBER 15, 2005
      $227,101,000 (APPROXIMATE OFFERED CERTIFICATES- SUBJECT TO REVISION)

CHARACTERISTICS OF THE CERTIFICATES (1), (2), (3)
---------------------------------------------------------------------------------------------------------------------

                              Expected        Expected Ratings                          Pmt. Delay   Interest Accrual
          Class              Amount ($)     (S&P/Moody's/Fitch)     Bond Type             (days)          Basis
---------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES

A-1                        $135,700,000        AAA/Aaa/AAA          Sr Fltr (4), (5)        0          Actual/360
A-2                         $69,984,000        AAA/Aaa/AAA          Sr Fltr (4), (5)        0          Actual/360
A-3                         $49,300,000        AAA/Aaa/AAA          Sr Fltr (4), (5)
M-1                         $12,590,000         AA/Aa2/AA           Mez Fltr (4), (5)       0          Actual/360
M-2                         $8,827,000           A/A2/A             Mez Fltr (4), (5)       0          Actual/360
TOTAL OFFERED CERTIFICATES $227,101,000

NON-OFFERED CERTIFICATES

M-3                         $3,473,000        BBB+/Baa1/BBB+        Mez Fltr (4), (5)
M-4                         $1,447,000         BBB/Baa2/BBB         Mez Fltr (4), (5)
M-5                         $2,894,000        BBB-/Baa3/BBB-        Mez Fltr (4), (5)
B                           $1,447,000          BB+/NR/BB+          Sub Fltr (4), (5)
R                              $100                                   Sr Resid
SB                          $3,762,391

TOTAL                       289,424,491
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                                           Final
                              WAL (yrs.)             Pmt. Window (mos.)            Exp. Maturity         Scheduled
        Class             to Call / Maturity       to Call / Maturity           to Call / Maturity        Maturity
---------------------------------------------------------------------------------------------------------------------

OFFERED CERTIFICATES
A-1                        0.91 / 0.91             1-22 / 1-22                 Oct. 2007 / Oct. 2007     Jan. 2025

A-2                        2.78 / 2.78            22-52 / 22-52                Apr. 2010 / Apr. 2010     Sep. 2031
A-3                                          Information Not Provided Herein

M-1                        4.62 / 5.04            39-81 / 39-135               Sept. 2012 / Mar. 2017    Sep. 2035

M-2                        4.57 / 4.90            38-81 / 38-119               Sept. 2012 / Nov. 2015    Sep. 2035
TOTAL OFFERED CERTIFICATES
NON-OFFERED CERTIFICATES

M-3                                          Information Not Provided Herein

M-4                                          Information Not Provided Herein

M-5                                          Information Not Provided Herein

B                                            Information Not Provided Herein
R                                            Information Not Provided Herein
SB                                           Information Not Provided Herein

TOTAL
---------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  Class sizes subject to a permitted variance in the aggregate of 10%.

(2)  Pricing Prepayment Assumption: in respect of the fixed rate Mortgage Loans,
     [23]% HEP and in respect of the adjustable rate Mortgage Loans: [100]% PPC, age adjusted, as defined herein.

(3)  Each Certificate is illustrated as priced to both (i) the 10% optional call and (ii) to maturity.

(4)  The pass-through rate on the Class A Certificates will be equal to the least of (i) one-month LIBOR plus the related margin and (ii) the Net WAC
     Cap Rate, and (iii) [14.00]% per annum.. The pass-through rates on the
     Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap and (iii) [14.00]% per annum. The pass-through rates on the Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap and
     (iii) [14.00]% per annum.

(5)  If the 10% optional call is not exercised with respect to the Mortgage
     Loans, the margin on the Class A Certificates will double and the margin on the Class M Certificates and the Class B Certificates will increase to 1.5x the respective original margin, in each case beginning on the second
     Distribution Date after the first possible optional call date in respect of the Mortgage Loans.

                         SUMMARY COLLATERAL INFORMATION

Original LTVs have been calculated based on the original mortgage loan balance and the mortgaged property value at the time of mortgage loan origination.
Current LTVs have been calculated based on the mortgage loan balance as at the
Cut-off Date and the mortgaged property value at the time of mortgage loan origination. As of the Closing Date, 1.58% of the Mortgage Loans will be secured by second liens.

All of the credit scores have been updated prior to the Cut-off Date.

All collateral information contained herein is as of the Cut-off Date of
December 1, 2005.

--------------------------------------------------------------------------------
                                 MORTGAGE LOANS
--------------------------------------------------------------------------------
Agg. Scheduled Balance       $289,424,491         WA Original LTV     79.87%
Avg. Scheduled Balance          $120,343          WA Current LTV      77.02%
WAC                             7.6985%           WA Credit Score       659
WAM (months)                      308             Full Doc            61.68%
WA Seasoning (months)             33
California Concentration        20.51%
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[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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ISSUER:                           RAAC Series 2005-SP3 Trust.

CERTIFICATES:                     CERTIFICATES
                                  The Class A-1, Class A-2, Class A-3, Class
                                  M-1, Class M-2, Class M-3, Class M-4, Class
                                  M-5 and Class B Certificates, Class R
                                  Certificates and Class SB Certificates are
                                  backed by primarily first lien, fixed-rate and
                                  adjustable-rate mortgage loans (the "Mortgage
                                  Loans").

                                  The Class A-1, Class A-2 and Class A-3
                                  Certificates are referred to as the "Class A
                                  Certificates".

                                  The Class M-1, Class M-2, Class M-3, Class M-4
                                  and Class M-5 Certificates are referred to
                                  together as the "Class M Certificates".

                                  The Class M Certificates and the Class B
                                  Certificates are referred to together as the
                                  "Subordinate Certificates".

OFFERED CERTIFICATES:             The Class A-1, Class A-2, Class M-1 and Class
                                  M-2 Certificates.

NON-OFFERED CERTIFICATES:         The Class A-3, Class M-3, Class M-4, Class M-5
                                  and Class B Certificates, the Class R
                                  Certificates and the Class SB Certificates are
                                  not offered hereby.

LEAD MANAGER:                     Greenwich Capital Markets, Inc.

CO-MANAGERS:                      Residential Funding Securities Corp.

DEPOSITOR:                        Residential Asset Mortgage Products, Inc.
                                  ("RAMP").

TRUSTEE:                          JPMorgan Chase Bank.

MASTER SERVICER:                  Residential Funding Corporation (the "Seller",
                                  "Master Servicer" or "Residential Funding").

YIELD MAINTENANCE PROVIDER:       Bank of America, N.A (the "Counterparty").

SUBSERVICER:                      Primary servicing will be provided by GMAC
                                  Mortgage Corporation ("GMACMC") with respect
                                  to approximately 35.5% of the Mortgage Loans,
                                  by HomeComings Financial Network, Inc.
                                  ("HomeComings") with respect to approximately
                                  35.8% of the Mortgage Loans and by Bank of
                                  America with respect to approximately 19.7% of
                                  the Mortgage Loans. HomeComings is a
                                  wholly-owned subsidiary of Residential
                                  Funding.

CUT-OFF DATE:                     December 1, 2005.

SETTLEMENT DATE:                  On or about December 29, 2005.

DISTRIBUTION DATES:               25th of each month (or the next business day
                                  if such day is not a business day) commencing
                                  on January 25, 2006.

FORM OF CERTIFICATES:             Book-entry form through DTC, Clearstream and
                                  Euroclear.

MINIMUM DENOMINATIONS:            For the Class A and Class M-1 Certificates:
                                  $25,000 and integral multiples of $1 in excess
                                  thereof. For the Class M-2, Class M-3, Class
                                  M-4 Class M-5 and Class B Certificates:
                                  $250,000 and integral multiples of $1 in
                                  excess thereof.

ERISA CONSIDERATIONS:             It is expected that, as of the Settlement
                                  Date, the Class A Certificates will be
                                  eligible for purchase by employee benefit
                                  plans or other retirement arrangements that
                                  are subject to ERISA or section 4975 of the
                                  Internal Revenue Code, subject to certain
                                  conditions. Investors should consult with
                                  their counsel with respect to the consequences
                                  under ERISA and the Internal Revenue Code of
                                  such a plan's acquisition and ownership of
                                  such Certificates.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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LEGAL INVESTMENT:                 The Certificates will not constitute
                                  "mortgage-related securities" for purposes of
                                  the Secondary Mortgage Market Enhancement Act
                                  of 1984.

TAX STATUS:                       One or more REMIC elections.

MORTGAGE LOANS:                   The Mortgage Loans will consist of primarily
                                  first and second lien, fixed-rate and
                                  adjustable-rate mortgage loans with an
                                  aggregate principal balance of approximately
                                  $289,424,491 as of the Cut-off Date.

HOEPA LOANS:                      None of the mortgage loans as of the Cut-off
                                  Date by aggregate principal balance are High
                                  Cost Loans as defined under the Home Ownership
                                  and Equity Protection Act of 1994 (the
                                  "Homeownership Act"). The Homeownership Act
                                  requires certain additional disclosures and
                                  other requirements on mortgages subject to the
                                  Homeownership Act. Purchasers or assignees of
                                  these High Cost Loans could be exposed to all
                                  claims and defenses that the mortgagors could
                                  assert against the originators of the mortgage
                                  loans. Remedies available to the borrower
                                  include monetary penalties, as well as
                                  rescission rights. Residential Funding
                                  Corporation, as seller, will be required to
                                  repurchase or substitute for any mortgage loan
                                  that violated the Homeownership Act at the
                                  time of origination, if that violation
                                  adversely affects the interests of the
                                  certificateholders in that mortgage loan.

PRICING PREPAYMENT
ASSUMPTION:                       In respect of the fixed rate Mortgage Loans,
                                  [23]% HEP and in respect of the adjustable
                                  rate Mortgage Loans, [100]% PPC (2% CPR in
                                  month 1, building linearly to 30% CPR in month
                                  12, remaining at 30% CPR until month 22, 50%
                                  CPR, from month 23 to month 27, and 35% CPR in
                                  month 28 and thereafter). The maximum CPR in
                                  any one period is 95%.

OPTIONAL CALLS:                   If the aggregate principal balance of the
                                  Mortgage Loans falls below 10% of their
                                  original aggregate principal balance as of the
                                  Cut-off Date ("Optional Call"), the Master
                                  Servicer may terminate the trust.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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THE PRINCIPAL INVESTMENT
ACTIVITIES PROGRAM:               The mortgage loans included in the trust were
                                  acquired and evaluated under Residential
                                  Funding's Principal Investment Activities
                                  Program ("PIA"). The PIA program, among other
                                  types of collateral, targets seasoned assets
                                  offered in the secondary market. These loans
                                  may be called loans (from Residential Funding
                                  programs or otherwise), loans acquired as part
                                  of portfolio sales, or may be loans with
                                  program exceptions or may be secured by
                                  unusual property types. The loans may have
                                  document deficiencies or have prior and/or
                                  current delinquencies or a combination of one
                                  or more of the foregoing.

                                  The PIA program's process for acquiring a loan
                                  is intended to determine whether the
                                  characteristics of the loan, the borrower and
                                  the collateral, taken as a whole, represent an
                                  acceptable lending risk. The factors
                                  considered may include:

                                  o  the mortgage loan's payment terms and
                                     characteristics;

                                  o  the borrower's credit profile, both current
                                     and, if available, at origination;

                                  o  an analysis of the mortgagor's ability and
                                     willingness to make full and timely
                                     repayment;

                                  o  the value of the mortgaged property, as
                                     evidenced by a broker's price opinion,
                                     statistical value or comparison with real
                                     estate listings of comparable properties;
                                     and

                                  o  the quality of the available legal
                                     documentation associated with the loan,
                                     including certain aspects of compliance
                                     with relevant laws.

                                  PIA's due diligence is tailored to address the
                                  particular risk profile of each acquisition.

                                  Mortgage loans acquired under the PIA program
                                  may have unusual payment terms and
                                  characteristics. For example, they may be
                                  balloon loans, negative amortization loans,
                                  may have some of their payments deferred
                                  (documented and undocumented), may provide for
                                  simple interest or may adjust based on an
                                  uncommon index. The loans may have been
                                  modified following a payment delinquency, and
                                  as a result the final maturity of the loan may
                                  have been extended, or a balloon payment may
                                  be required to be paid by the borrower at the
                                  maturity of the loan.

                                  The values of mortgaged properties securing
                                  loans acquired under the PIA program obtained
                                  are generally compared to an estimated value,
                                  recent listings of comparable properties,
                                  statistical values and/or broker's price
                                  opinions.

                                  The PIA program loans may have missing or
                                  defective loan documentation. Mortgage notes,
                                  intervening assignments and title insurance
                                  may not be included in the related mortgage
                                  file. Residential Funding Corporation will not
                                  be obligated to repurchase any PIA program
                                  loan because of such missing or defective
                                  documentation unless the omission or defect
                                  materially interferes with the servicer's or
                                  master servicer's ability to foreclose on the
                                  related mortgaged property.

CREDIT ENHANCEMENT:               A.  SUBORDINATION

                                  Except as described below, if the Class B
                                  Certificates remain outstanding, losses on the
                                  Mortgage Loans which are not covered by excess
                                  cash flow, overcollateralization or payments
                                  received pursuant to the yield maintenance
                                  agreement will be allocated to the Class B
                                  Certificates and the other classes of Offered
                                  Certificates will not bear any portion of such
                                  losses, except as described in the prospectus
                                  supplement. If none of the Class B
                                  Certificates are outstanding, all such losses
                                  will be allocated to the Class M Certificates
                                  as described in the prospectus supplement. If
                                  the M Certificates remain outstanding, losses
                                  on the Mortgage Loans which are not covered by
                                  excess cash flow, overcollateralization or
                                  payments received pursuant to the yield
                                  maintenance agreement will be allocated to the
                                  Class M Certificates with the lowest payment
                                  priority, and the other classes of Offered
                                  Certificates will not bear any portion of such
                                  losses, except as described in the prospectus
                                  supplement. If none of the Class B and Class M
                                  Certificates are outstanding, all such losses
                                  not covered by excess cash flow,
                                  overcollateralization or payments received
                                  pursuant to the yield maintenance agreement
                                  will be allocated to the Class A Certificates
                                  as described in the prospectus supplement

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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                                  ----------------------------------------------

                                      CLASS            INITIAL SUBORDINATION(1)
                                  ----------------------------------------------
                                     Class A                   11.90%
                                    Class M-1                   7.55%
                                    Class M-2                   4.50%
                                    Class M-3                   3.30%
                                    Class M-4                   2.80%
                                    Class M-5                   1.80%
                                     Class B                    1.30%

                                  (1) Assumes the initial Required
                                  Overcollateralization Amount is met.

                                  B.   OVERCOLLATERALIZATION ("OC")
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Initial (% Orig.)                        1.30%
                                  Required OC Amount
                                    (% original balance)(1)                1.30%
                                  Stepdown Required OC Amount
                                    (% of current balance)(2)              2.60%
                                  OC Floor (% of original balance) (3)     0.50%
                                  OC Holiday                                None
                                  ----------------------------------------------

                                  (1) The Required OC Amount on any Distribution
                                  Date will be increased by an amount equal to
                                  the cumulative amount applied in payment of
                                  principal to the Class M-5 and Class B
                                  Certificates under paragraph (9) of "Excess
                                  Cash Flow Distribution" below on previous
                                  Distribution Dates.

                                  (2) Subject to certain trigger events as
                                  specified herein. The Stepdown Required OC
                                  Amount will be increased by an amount equal to
                                  the cumulative amount applied in payment of
                                  principal to the Class M-5 and Class B
                                  Certificates under paragraph (9) of "Excess
                                  Cash Flow Distribution" below on previous
                                  Distribution Dates.

                                  (3) The OC Floor on any Distribution Date will
                                  be increased by an amount equal to the
                                  cumulative amount applied in payment of
                                  principal to the Class M-5 and Class B
                                  Certificates under paragraph (9) of "Excess
                                  Cash Flow Distribution" below on previous
                                  Distribution Dates.

                                  C.   EXCESS CASH FLOW

                                  For Mortgage Loans, on any Distribution Date,
                                  the sum of (a) the excess of the available
                                  distribution amount over the sum of (x) the
                                  interest distribution amount and (y) the
                                  Principal Remittance Amount and (b) any
                                  Overcollateralization Reduction Amount.

                                  Excess Cash Flow may be used to protect the
                                  Offered Certificates against realized losses
                                  by making an additional payment of principal
                                  up to the amount of the realized losses.

                                  D.   YIELD MAINTENANCE AGREEMENT.

                                  Any amounts payable under the Yield
                                  Maintenance Agreement on each Distribution
                                  Date will be distributed pursuant to clauses
                                  (2) through (8) of "Excess Cash Flow
                                  Distributions, " and in that order, to the
                                  extent that Excess Cash Flow is insufficient
                                  therefor on such Distribution Date and any
                                  remaining amounts will be distributed to the
                                  holders of the Class SB Certificates as more
                                  fully described in the pooling and servicing
                                  agreement.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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INTEREST DISTRIBUTIONS:           On each Distribution Date, accrued and unpaid
                                  interest (less any prepayment interest
                                  shortfalls not covered by compensating
                                  interest, Excess Cash Flow or payments under
                                  the yield maintenance agreement) will be paid
                                  to the holders of Certificates to the extent
                                  of the available distribution amount in the
                                  following order of priority:

                                  (1) To the Class A Certificates, pro rata;

                                  (2) To the Class M-1 Certificates;

                                  (3) To the Class M-2 Certificates;

                                  (4) To the Class M-3 Certificates;

                                  (5) To the Class M-4 Certificates;

                                  (6) To the Class M-5 Certificates; and

                                  (7) To the Class B Certificates.

PRINCIPAL DISTRIBUTIONS:          The Principal Distribution Amount will be
                                  distributed as follows:

                                  (1) To the Class A-1 Certificates, the Class A
                                      Principal Distribution Amount, until the
                                      certificate principal balance of the Class
                                      A-1 Certificates is reduced to zero;

                                  (2) To the Class A-2 Certificates, the Class A
                                      Principal Distribution Amount, until the
                                      certificate principal balance of the Class
                                      A-2 Certificates is reduced to zero;

                                  (3) To the Class A-3 Certificates, the Class A
                                      Principal Distribution Amount, until the
                                      certificate principal balance of the Class
                                      A-3 Certificates is reduced to zero;

                                  (4) To the Class M-1 Certificates, the Class
                                      M-1 Principal Distribution Amount, until
                                      the certificate principal balance of the
                                      Class M-1 Certificates is reduced to zero;

                                  (5) To the Class M-2 Certificates, the Class
                                      M-2 Principal Distribution Amount, until
                                      the certificate principal balance of the
                                      Class M-2 Certificates is reduced to zero;

                                  (6) To the Class M-3 Certificates, the Class
                                      M-3 Principal Distribution Amount, until
                                      the certificate principal balance of the
                                      Class M-3 Certificates is reduced to zero;

                                  (7) To the Class M-4 Certificates, the Class
                                      M-4 Principal Distribution Amount, until
                                      the certificate principal balance of the
                                      Class M-4 Certificates is reduced to zero;

                                  (8) To the Class M-5 Certificates, the Class
                                      M-5 Principal Distribution Amount, until
                                      the certificate principal balance of the
                                      Class M-5 Certificates is reduced to zero;
                                      and

                                  (9) To the Class B Certificates, the Class B
                                      Principal Distribution Amount, until the
                                      certificate principal balance of the Class
                                      B Certificates is reduced to zero.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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EXCESS CASH FLOW DISTRIBUTIONS:   On any Distribution Date, the Excess Cash Flow
                                  and subsequent recoveries received by the
                                  Master Servicer with respect to any defaulted
                                  Mortgage Loan will be allocated in the
                                  following order of priority:

                                  (1)  As part of the Principal Distribution
                                       Amount, to pay to the holders of the
                                       Class A Certificates, and then
                                       sequentially to the holders of the Class
                                       M Certificates and Class B Certificates
                                       in their order of priority, in reduction
                                       of their certificate principal balances,
                                       the principal portion of realized losses
                                       previously allocated to reduce the
                                       certificate principal balance of any
                                       class of the Class A, Class M and Class B
                                       Certificates and remaining unreimbursed,
                                       but only to the extent of subsequent
                                       recoveries for that Distribution Date;

                                  (2)  As part of the Principal Distribution
                                       Amount, to pay first to the holders of
                                       the Class A Certificates, pro rata, and
                                       then to the Class M Certificates and
                                       Class B Certificates, in their order of
                                       payment priority, in reduction of their
                                       Certificate Principal Balances, the
                                       principal portion of Realized Losses for
                                       the preceding calendar month;

                                  (3)  To pay to the holders of the Certificates
                                       in respect of principal (in the order of
                                       priority as described above under
                                       "Principal Distributions"), until the
                                       Required Overcollateralization Amount has
                                       been achieved;

                                  (4)  To pay to the holders of the
                                       Certificates, pro rata based on accrued
                                       certificate interest otherwise due
                                       thereon, the amount of any Prepayment
                                       Interest Shortfalls allocated thereto for
                                       that Distribution Date, to the extent not
                                       covered by the Eligible Master Servicing
                                       Compensation on that Distribution Date;

                                  (5)  To pay to the holders of the
                                       Certificates, pro rata based on the
                                       amount of any unpaid Prepayment Interest
                                       Shortfalls previously allocated thereto,
                                       the amount of any Prepayment Interest
                                       Shortfalls remaining unpaid from prior
                                       Distribution Dates with interest thereon;

                                  (6)  To pay pro rata to the holders of the
                                       Class A Certificates, pro rata, based on
                                       the amount of the Net WAC CAP Shortfall
                                       Carry-Forward Amounts previously
                                       allocated thereto that remain
                                       unreimbursed, and then sequentially to
                                       the holders of the Class M-1, Class M-2,
                                       Class M-3, Class M-4, Class M-5 and Class
                                       B Certificates, in that order, the amount
                                       of any Net WAC Cap Shortfall
                                       Carry-Forward Amounts;

                                  (7)  To pay to the holders of the
                                       Certificates, pro rata based on the
                                       amount of any Relief Act Shortfalls
                                       allocated thereto for that Distribution
                                       Date, the amount of any Relief Act
                                       Shortfall occurring in the current
                                       interest accrual period;

                                  (8)  To pay to the holders of the Class A
                                       Certificates, pro rata, based on their
                                       respective principal portion of realized
                                       losses previously allocated to those
                                       classes of Certificates and remaining
                                       unreimbursed, and then sequentially to
                                       the holders of the Class M-1, Class M-2,
                                       Class M-3, Class M-4, Class M-5 and Class
                                       B Certificates, in that order, the
                                       principal portion of any realized losses
                                       previously allocated thereto that remain
                                       unreimbursed;

                                  (9)  To pay to the holders of the Class B and
                                       Class M-5 Certificates, sequentially, as
                                       a payment of principal to the Class B
                                       Certificates 50% of the then remaining
                                       Excess Cash Flow until the certificate
                                       principal balance of the Class B
                                       Certificates is reduced to zero; and

                                  (10) Any remaining amount, to pay to the
                                       holder of the Class SB Certificates and
                                       Class R Certificates any balance
                                       remaining, in accordance with the terms
                                       of the pooling and servicing agreement.

                                  On any Distribution Date, the amounts
                                  described in clause (2) through (8) above will
                                  be paid first from Excess Cash Flow for that
                                  Distribution Date, other than amounts received
                                  by the trust under the Yield Maintenance
                                  Agreement, and second from amounts received by
                                  the trust under the Yield Maintenance
                                  Agreement.

INTEREST ACCRUAL PERIOD:          From and including the preceding Distribution
                                  Date (for the first accrual period, the
                                  Settlement Date) up to but excluding the
                                  current Distribution Date, on an actual/360
                                  basis.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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PASS-THROUGH RATES:               o  The Class A-1 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 0.140% (the "Class A-1
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus 2
                                     times the Class A-1 Margin, (y) the Net WAC
                                     Cap Rate and (z) [14.00]%.

                                  o  The Class A-2 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 0.300% (the "Class A-2
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus 2
                                     times the Class A-2 Margin, (y) the Net WAC
                                     Cap Rate, and (z) [14.00]%.

                                  o  The Class A-3 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 0.400% (the "Class A-3
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus 2
                                     times the Class A-3 Margin, (y) the Net WAC
                                     Cap Rate, and (z) [14.00]%.

                                  o  The Class M-1 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 0.500% (the "Class M-1
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class M-1 Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

                                  o  The Class M-2 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 0.750% (the "Class M-2
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class M-2 Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

                                  o  The Class M-3 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 2.000% (the "Class M-3
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class M-3 Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

                                  o  The Class M-4 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 2.500% (the "Class M-4
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class M-4 Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

                                  o  The Class M-5 Pass-Through Rate will be a
                                     per annum rate equal to the least of (x)
                                     for any Distribution Date which occurs
                                     prior to the second Distribution Date after
                                     the first possible Optional Call Date,
                                     One-Month LIBOR plus 2.500% (the "Class
                                     M--5 Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class M-5 Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

                                  o  The Class B Pass-Through Rate will be a per
                                     annum rate equal to the least of (x) for
                                     any Distribution Date which occurs prior to
                                     the second Distribution Date after the
                                     first possible Optional Call Date,
                                     One-Month LIBOR plus 2.500% (the "Class B
                                     Margin"), and beginning on the second
                                     Distribution Date after the first possible
                                     Optional Call Date, One-Month LIBOR plus
                                     1.5 times the Class B Margin, (y) the Net
                                     WAC Cap Rate, and (z) [14.00]%.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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NET WAC CAP RATE:                 The Pass-Through Rate of each class of the
                                  Offered Certificates with respect to any
                                  Distribution Date will be subject to a cap
                                  equal to the product of (i) the weighted
                                  average of the Net Mortgage Rates of the
                                  Mortgage Loans as of the end of the calendar
                                  month immediately preceding the month in which
                                  such Distribution Date occurs and (ii) a
                                  fraction, the numerator of which is 30 and the
                                  denominator of which is the actual number of
                                  days in the interest accrual period. For any
                                  Distribution Date on which the Pass-Through
                                  Rate on any class of the Offered Certificates
                                  is limited to the Net WAC Cap Rate, the
                                  resulting shortfall will carry forward with
                                  interest thereon, subject to a maximum of
                                  [14.00]% per annum (the "Net WAC Cap Rate
                                  Shortfall Carry-Forward Amount").

NET WAC CAP RATE SHORTFALL:       With respect to any class of the Offered
                                  Certificates, and any Distribution Date on
                                  which the Net WAC Cap Rate is used to
                                  determine the Pass-Through Rate of that class
                                  of Certificates, an amount equal to the excess
                                  of (i) accrued certificate interest calculated
                                  at the Pass-Through Rate that would otherwise
                                  be applicable if the Net WAC Cap Rate did not
                                  apply, provided that this rate does not exceed
                                  [14.00]% per annum over (ii) accrued
                                  certificate interest calculated using the Net
                                  WAC Cap Rate.

WEIGHTED AVERAGE MONTHLY FEES:    Master servicing fee and sub-servicing fee of
                                  approximately 0.45165%.

NET MORTGAGE RATE:                With respect to any mortgage loan, the
                                  mortgage rate thereon minus the rates at which
                                  the master servicing and subservicing fees are
                                  paid.

ELIGIBLE MASTER SERVICING
COMPENSATION:                     For any Distribution Date, an amount equal to
                                  the lesser of (a) one-twelfth of 0.125% of the
                                  stated principal balance of the mortgage loans
                                  immediately preceding that Distribution Date,
                                  and (b) the sum of the Master Servicing Fee
                                  payable to the Master Servicer in respect of
                                  its master servicing activities and
                                  reinvestment income received by the Master
                                  Servicer on amounts payable with respect to
                                  that Distribution Date with respect to the
                                  mortgage loans.

RELIEF ACT SHORTFALLS:            With respect to any Distribution Date, the
                                  shortfall, if any, in collections of interest
                                  resulting from the Servicemembers Civil Relief
                                  Act or any similar legislation or regulation.
                                  Relief Act Shortfalls will be covered by
                                  available Excess Cash Flow and payments under
                                  the yield maintenance agreement in the current
                                  period only. Any Relief Act Shortfalls
                                  allocated to the Offered Certificates for the
                                  current period not covered by Excess Cash Flow
                                  and payments under the yield maintenance
                                  agreement in the current period will remain
                                  unpaid. Relief Act Shortfalls will be
                                  allocated on a pro rata basis among the
                                  Offered Certificates in accordance with the
                                  amount of accrued certificate interest that
                                  would have accrued absent these shortfalls.

PREPAYMENT INTEREST SHORTFALLS:   With respect to any Distribution Date, the
                                  aggregate shortfall, if any, in collections of
                                  interest resulting from mortgagor prepayments
                                  on the Mortgage Loans during the preceding
                                  calendar month. These shortfalls will result
                                  because interest on prepayments in full is
                                  distributed only to the date of prepayment,
                                  and because no interest is distributed on
                                  prepayments in part, as these prepayments in
                                  part are applied to reduce the outstanding
                                  principal balance of the mortgage loans as of
                                  the due date immediately preceding the date of
                                  prepayment. No assurance can be given that the
                                  amounts available to cover Prepayment Interest
                                  Shortfalls will be sufficient therefore.

ADVANCES:                         The Master Servicer will advance delinquent
                                  principal and interest to the extent the
                                  advance is determined to be recoverable from
                                  future collections on the relevant mortgage
                                  loan.

OVERCOLLATERALIZATION AMOUNT:     With respect to any Distribution Date, the
                                  excess, if any, of the aggregate stated
                                  principal balance of the Mortgage Loans before
                                  giving effect to distributions of principal to
                                  be made on that Distribution Date, over the
                                  aggregate certificate principal balance of the
                                  Class A Certificates and the Subordinate
                                  Certificates, as of such date, before taking
                                  into account distributions of principal to be
                                  made on that Distribution Date.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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REQUIRED
OVERCOLLATERALIZATION AMOUNT:     With respect to any Distribution Date and the
                                  Mortgage Loans, (a) if such Distribution Date
                                  is prior to the Stepdown Date, the sum of (i)
                                  1.30% of the aggregate stated principal
                                  balance of the Mortgage Loans as of the
                                  Cut-Off Date, and (ii) an amount equal to the
                                  cumulative amount applied in payment of
                                  principal to the Class M-5 and Class B
                                  Certificates under paragraph (9) of "Excess
                                  Cash Flow Distribution" above on previous
                                  Distribution Dates, or (b) if such
                                  Distribution Date is on or after the Stepdown
                                  Date, the greater of (i) (1) 5.60% of the then
                                  current aggregate stated principal balance of
                                  the Mortgage Loans as of the end of the due
                                  period, over (2) the principal balance of the
                                  Class M-5 and Class B Certificates, or (ii)
                                  the Overcollateralization Floor and an amount
                                  equal to the cumulative amount applied in
                                  payment of principal to the Class M-5 and
                                  Class B Certificates under paragraph (9) of
                                  "Excess Cash Flow Distributions," provided,
                                  however, that if a Trigger Event is in effect
                                  on any Distribution Date, the Required
                                  Overcollateralization Amount shall equal the
                                  sum of (1) Required Overcollateralization
                                  Amount from the immediately preceding
                                  Distribution Date and (2) the amount applied
                                  in payment of principal to the Class M-5 and
                                  Class B Certificates under paragraph (9) of
                                  "Excess Cash Flow Distribution" above on the
                                  previous Distribution Date.

TRIGGER EVENT (1):                A Trigger Event is in effect on any
                                  Distribution Date if either (i) the three
                                  month average of the Sixty-Plus Delinquency
                                  Percentage, as determined on that Distribution
                                  Date and the immediately preceding two
                                  Distribution Dates, equals or exceeds [44.25]%
                                  of the Senior Enhancement Percentage, or (ii)
                                  aggregate amount of realized losses on the
                                  Mortgage Loans as a percentage of the initial
                                  aggregate principal balance of the Mortgage
                                  Loans as of the Cut-off Date exceed the
                                  applicable amount set forth below:

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  Months 37-48          [1.75]% in the first month plus an additional 1/12th of
                        [1.10]% for every month thereafter
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  Months 49-60          [2.85]% in the first month plus an additional 1/12th of
                        [0.90]% for every month thereafter
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  Months 61-72          [3.75]% in the first month plus an additional 1/12th of
                        [0.50]% for every month thereafter
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  Month 73+             [4.25]%
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SIXTY-PLUS DELINQUENCY
PERCENTAGE:                       With respect to any Distribution Date, the
                                  fraction, expressed as a percentage, equal to
                                  (x) the aggregate stated principal balance of
                                  the Mortgage Loans that are 60 or more days
                                  delinquent in payment of principal and
                                  interest for that Distribution Date, including
                                  mortgage loans in foreclosure and REO, over
                                  (y) the aggregate stated principal balance of
                                  all of the Mortgage Loans immediately
                                  preceding that Distribution Date.

SENIOR ENHANCEMENT PERCENTAGE:    For any Distribution Date, the percentage
                                  obtained by dividing (x) the sum of (i) the
                                  aggregate certificate principal balance of the
                                  Subordinate Certificates and (ii) the
                                  Overcollateralization Amount, in each case
                                  prior to the distribution of the Principal
                                  Distribution Amount on such Distribution Date,
                                  by (y) the aggregate stated principal balance
                                  of the Mortgage Loans after giving effect to
                                  distributions to be made on that Distribution
                                  Date.

OVERCOLLATERALIZATION FLOOR:      An amount equal to the 0.50% of the aggregate
                                  stated principal balance of the Mortgage Loans
                                  as of the Cut-off .

----------------
(1)  Percentage for Delinquency and Cumulative Loss Trigger Events are subject to rating agency confirmation

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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OVERCOLLATERALIZATION
REDUCTION AMOUNT:                 For any Distribution Date for which the Excess
                                  Overcollateralization Amount is, or would be,
                                  after taking into account all other
                                  distributions to be made on that Distribution
                                  Date, greater than zero, an amount equal to
                                  the lesser of (i) the Excess
                                  Overcollateralization Amount for that
                                  Distribution Date and (ii) the Principal
                                  Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                           For any Distribution Date, the excess, if any,
                                  of the Overcollateralization Amount over the
                                  Required Overcollateralization Amount.

PRINCIPAL REMITTANCE AMOUNT:      With respect to any distribution date, the sum
                                  of the amounts described in clauses (b)(i),
                                  (b)(ii) and (b)(iii) of the definition of
                                  Principal Distribution Amount for that
                                  distribution date .

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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PRINCIPAL DISTRIBUTION AMOUNT:    On any distribution date, the lesser of (a)
                                  the excess of (x) the Available Distribution
                                  Amount over (y) the Interest Distribution
                                  Amount and (b) the sum of the following:

                                  (i) the principal portion of all scheduled
                                  monthly payments on the mortgage loans
                                  received or Advanced with respect to the due
                                  period;

                                  (ii) the principal portion of all proceeds of
                                  the repurchase of mortgage loans, or, in the
                                  case of a substitution, amounts representing a
                                  principal adjustment, as required by the
                                  pooling and servicing agreement during the
                                  preceding calendar month;

                                  (iii) the principal portion of all other
                                  unscheduled collections, received on the
                                  mortgage loans during the preceding calendar
                                  month other than Subsequent Recoveries,
                                  including, without limitation full and partial
                                  Principal Prepayments made by the respective
                                  mortgagors, to the extent not distributed in
                                  the preceding month;

                                  (iv) the lesser of (a) Subsequent Recoveries
                                  for that distribution date and (b) the
                                  principal portion of any Realized Losses
                                  allocated to any class of offered certificates
                                  on a prior distribution date and remaining
                                  unpaid below;

                                  (v) the sum of (I) the lesser of (a) Excess
                                  Cash Flow for that distribution date, to the
                                  extent not used in clause (iv) above on such
                                  distribution date, and (b) the principal
                                  portion of any Realized Losses incurred, or
                                  deemed to have been incurred, on any mortgage
                                  loans in the calendar month preceding that
                                  distribution date to the extent covered by
                                  Excess Cash Flow for that distribution date
                                  and (II) the principal portion of any Realized
                                  Losses incurred on the mortgage loans in the
                                  calendar month preceding that distribution
                                  date to the extent covered by payments made by
                                  the yield maintenance agreement provider; and

                                  (vi) the sum of (I) lesser of (a) Excess Cash
                                  Flow for that distribution date, to the extent
                                  not used pursuant to clauses (iv) and (v)
                                  above on such distribution date and (b) the
                                  amount of any Overcollateralization Increase
                                  Amount for that distribution date to the
                                  extent covered by Excess Cash Flow (provided,
                                  that for the purpose of this clause (vi), the
                                  Overcollateralization Increase Amount will be
                                  calculated without giving effect to the
                                  availability of clause ninth and tenth under
                                  "Excess Cash Flow Distributions") for that
                                  distribution date and (II) the amount of any
                                  Overcollateralization Increase Amount for that
                                  distribution date to the extent covered by
                                  payments made by the yield maintenance
                                  agreement provider;

                                  minus

                                  (vii) the amount of any Overcollateralization
                                  Reduction Amount for that distribution date;

                                  (viii) the Capitalization Reimbursement Amount
                                  for such distribution date; and

                                  (ix) certain other amounts with respect to
                                  deferred interest paid out of principal
                                  collections on negative amortization loans as
                                  set forth in the pooling and servicing
                                  agreement

                                  In no event will the Principal Distribution
                                  Amount on any distribution date be less than
                                  zero or greater than the aggregate outstanding
                                  Certificate Principal Balance of the Class A
                                  Certificates, Class M Certificates and Class B
                                  Certificates.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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CLASS A PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the Principal
                                  Distribution Amount for that Distribution Date
                                  or (ii) on or after the Stepdown Date if a
                                  Trigger Event is not in effect for that
                                  Distribution Date, the lesser of:

                                  o  the Principal Distribution Amount for that
                                     Distribution Date; and

                                  o  the excess, if any, of (A) the aggregate
                                     certificate principal balance of the Class
                                     A Certificates immediately prior to that
                                     Distribution Date over (B) the lesser of
                                     (x) the product of (1) the applicable
                                     Subordination Percentage and (2) the
                                     aggregate stated principal balance of the
                                     Mortgage Loans after giving effect to
                                     distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the Mortgage
                                     Loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

CLASS M-1 PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount or (ii)
                                  on or after the Stepdown Date if a Trigger
                                  Event is not in effect for that Distribution
                                  Date, the lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount; and the excess, if
                                     any, of (A) the sum of (1) the aggregate
                                     certificate principal balance of the Class
                                     A Certificates (after taking into account
                                     the distribution of the Class A Principal
                                     Distribution Amount for that Distribution
                                     Date) and (2) the certificate principal
                                     balance of the Class M-1 Certificates
                                     immediately prior to that Distribution Date
                                     over (B) the lesser of (x) the product of
                                     (1) the applicable Subordination Percentage
                                     and (2) the aggregate stated principal
                                     balance of the Mortgage Loans after giving
                                     effect to the distributions to be made on
                                     that Distribution Date and (y) the
                                     aggregate stated principal balance of the
                                     mortgage loans after giving effect to the
                                     distributions to be made on that
                                     Distribution Date, less the
                                     Overcollateralization Floor.

CLASS M-2 PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount and
                                  Class M-1 Principal Distribution Amount or
                                  (ii) on or after the Stepdown Date if a
                                  Trigger Event is not in effect for that
                                  Distribution Date, the lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount and Class M-1 Principal
                                     Distribution Amount; and

                                  o  the excess, if any, of (A) the sum of (1)
                                     the aggregate certificate principal balance
                                     of the Class A Certificates and Class M-1
                                     Certificates (after taking into account the
                                     distribution of the Class A Principal
                                     Distribution Amount and Class M-1 Principal
                                     Distribution Amount for that Distribution
                                     Date) and (2) the certificate principal
                                     balance of the Class M-2 Certificates
                                     immediately prior to that Distribution Date
                                     over (B) the lesser of (x) the product of
                                     (1) the applicable Subordination Percentage
                                     and (2) the aggregate stated principal
                                     balance of the Mortgage Loans after giving
                                     effect to distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the mortgage
                                     loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

CLASS M-3 PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount, Class
                                  M-1 Principal Distribution Amount and Class
                                  M-2 Principal Distribution Amount or (ii) on
                                  or after the Stepdown Date if a Trigger Event
                                  is not in effect for that Distribution Date,
                                  the lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount, Class M-1 Principal
                                     Distribution Amount and Class M-2 Principal
                                     Distribution Amount; and

                                  o  the excess, if any, of (A) the sum of (1)
                                     the aggregate certificate principal balance
                                     of the Class A Certificates, Class M-1
                                     Certificates and Class M-2 Certificates
                                     (after taking into account the distribution
                                     of the Class A Principal Distribution
                                     Amount, Class M-1 Principal Distribution
                                     Amount and Class M-2 Principal Distribution
                                     Amount for that Distribution Date) and (2)
                                     the certificate principal balance of the
                                     Class M-3 Certificates immediately prior to
                                     that Distribution Date over (B) the lesser
                                     of (x) the product of (1) the applicable
                                     Subordination Percentage and (2) the
                                     aggregate stated principal balance of the
                                     Mortgage Loans after giving effect to
                                     distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the Mortgage
                                     Loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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CLASS M-4 PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount, Class
                                  M-1 Principal Distribution Amount, Class M-2
                                  Principal Distribution Amount and Class M-3
                                  Principal Distribution Amount or (ii) on or
                                  after the Stepdown Date if a Trigger Event is
                                  not in effect for that Distribution Date, the
                                  lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount, Class M-1 Principal
                                     Distribution Amount, Class M-2 Principal
                                     Distribution Amount and Class M-3 Principal
                                     Distribution Amount; and

                                  o  the excess, if any, of (A) the sum of (1)
                                     the aggregate certificate principal balance
                                     of the Class A Certificates, Class M-1
                                     Certificates, Class M-2 Certificates and
                                     Class M-3 Certificates (after taking into
                                     account the distribution of the Class A
                                     Principal Distribution Amount, Class M-1
                                     Principal Distribution Amount, Class M-2
                                     Principal Distribution Amount and Class M-3
                                     Principal Distribution Amount for that
                                     Distribution Date) and (2) the certificate
                                     principal balance of the Class M-4
                                     Certificates immediately prior to that
                                     Distribution Date over (B) the lesser of
                                     (x) the product of (1) the applicable
                                     Subordination Percentage and (2) the
                                     aggregate stated principal balance of the
                                     Mortgage Loans after giving effect to
                                     distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the mortgage
                                     loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

CLASS M-5 PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount, Class
                                  M-1 Principal Distribution Amount, Class M-2
                                  Principal Distribution Amount, Class M-3
                                  Principal Distribution Amount and Class M-4
                                  Principal Distribution Amount or (ii) on or
                                  after the Stepdown Date if a Trigger Event is
                                  not in effect for that Distribution Date, the
                                  lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount, Class M-1 Principal
                                     Distribution Amount, Class M-2 Principal
                                     Distribution Amount, Class M-3 Principal
                                     Distribution Amount and Class M-4 Principal
                                     Distribution Amount ; and

                                  o  the excess, if any, of (A) the sum of (1)
                                     the aggregate certificate principal balance
                                     of the Class A Certificates, Class M-1
                                     Certificates, Class M-2 Certificates, Class
                                     M-3 Certificates and Class M-4 Certificates
                                     (after taking into account the distribution
                                     of the Class A Principal Distribution
                                     Amount, Class M-1 Principal Distribution
                                     Amount, Class M-2 Principal Distribution
                                     Amount, Class M-3 Principal Distribution
                                     Amount and Class M-4 Principal Distribution
                                     Amount for that Distribution Date) and (2)
                                     the certificate principal balance of the
                                     Class M-5 Certificates immediately prior to
                                     that Distribution Date over (B) the lesser
                                     of (x) the product of (1) the applicable
                                     Subordination Percentage and (2) the
                                     aggregate stated principal balance of the
                                     Mortgage Loans after giving effect to
                                     distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the mortgage
                                     loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
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CLASS B PRINCIPAL DISTRIBUTION
AMOUNT:                           With respect to any Distribution Date (i)
                                  prior to the Stepdown Date or on or after the
                                  Stepdown Date if a Trigger Event is in effect
                                  for that Distribution Date, the remaining
                                  Principal Distribution Amount for that
                                  Distribution Date after distribution of the
                                  Class A Principal Distribution Amount, Class
                                  M-1 Principal Distribution Amount, Class M-2
                                  Principal Distribution Amount, Class M-3
                                  Principal Distribution Amount, Class M-4
                                  Principal Distribution Amount and Class M-5
                                  Principal Distribution Amount or (ii) on or
                                  after the Stepdown Date if a Trigger Event is
                                  not in effect for that Distribution Date, the
                                  lesser of:

                                  o  the remaining Principal Distribution Amount
                                     for that Distribution Date after
                                     distribution of the Class A Principal
                                     Distribution Amount, Class M-1 Principal
                                     Distribution Amount, Class M-2 Principal
                                     Distribution Amount, Class M-3 Principal
                                     Distribution Amount and Class M-4 Principal
                                     Distribution Amount and Class M-5 Principal
                                     Distribution Amount; and

                                  o  the excess, if any, of (A) the sum of (1)
                                     the aggregate certificate principal balance
                                     of the Class A Certificates, Class M-1
                                     Certificates, Class M-2 Certificates, Class
                                     M-3 Certificates, Class M-4 Certificates
                                     and Class M-5 Certificates (after taking
                                     into account the distribution of the Class
                                     A Principal Distribution Amount, Class M-1
                                     Principal Distribution Amount, Class M-2
                                     Principal Distribution Amount, Class M-3
                                     Principal Distribution Amount, Class M-4
                                     Principal Distribution Amount and Class M-5
                                     Principal Distribution Amount for that
                                     Distribution Date) and (2) the certificate
                                     principal balance of the Class B
                                     Certificates immediately prior to that
                                     Distribution Date over (B) the lesser of
                                     (x) the product of (1) the applicable
                                     Subordination Percentage and (2) the
                                     aggregate stated principal balance of the
                                     Mortgage Loans after giving effect to
                                     distributions to be made on that
                                     Distribution Date and (y) the aggregate
                                     stated principal balance of the mortgage
                                     loans after giving effect to distributions
                                     to be made on that Distribution Date, less
                                     the Overcollateralization Floor.

SUBORDINATION PERCENTAGE:         As to any class of Class A Certificates or
                                  Subordinate Certificates, two times the
                                  percentage set forth for such Certificates as
                                  set out under "Credit Enhancement -
                                  Subordination" above.

STEPDOWN DATE:                    The later to occur of (x) the Distribution
                                  Date in January 2009 and (y) the first
                                  Distribution Date on which the aggregate
                                  stated principal balance of the Mortgage Loans
                                  as of the end of the due period is less than
                                  one-half of the aggregate stated principal
                                  balance of the Mortgage Loans as of the
                                  Cut-off Date.

SUBSEQUENT RECOVERIES:            Subsequent recoveries, net of reimbursable
                                  expenses, with respect to mortgage loans that
                                  have been previously liquidated and that have
                                  resulted in a realized loss.

ALLOCATION OF LOSSES:             Losses with respect to the Mortgage Loans,
                                  will be allocated first to reduce any Excess
                                  Cash Flow, second, to reduce amounts available
                                  from the yield maintenance agreement, third,
                                  to reduce the Overcollateralization Amount,
                                  fourth, to the Class B, Class M-5, Class M-4,
                                  Class M-3, Class M-2 and Class M-1
                                  Certificates, in that order, in each case
                                  until the certificate principal balance
                                  thereof is reduced to zero, and fifth, to the
                                  Class A Certificates, pro rata, until the
                                  certificate principal balance thereof is
                                  reduced to zero.

PROSPECTUS:                       The Class A and Class M Certificates will be
                                  offered pursuant to a Prospectus which
                                  includes a Prospectus Supplement (together,
                                  the "Prospectus"). Additional information with
                                  respect to the Class A and Class M
                                  Certificates and the mortgage loans is
                                  contained in the Prospectus. The foregoing is
                                  qualified in its entirety by the information
                                  appearing in the Prospectus.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                           YIELD MAINTENANCE AGREEMENT

YIELD MAINTENANCE AGREEMENT: On the Closing Date, the Trustee will enter into a
Yield Maintenance Agreement with Bank of America, N.A. (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the tables below and (b) the aggregate outstanding certificate principal balance of the Offered Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.37% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.

Any amounts received by the trust under the Yield Maintenance Agreement on any
Distribution Date will be paid as part of Excess Cash Flow pursuant to the priority set forth above under "Excess Cash Flow Distributions".

YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE SCHEDULE:

          PERIOD           NOTIONAL BALANCE
            1               247,039,403.98
            2               241,981,743.56
            3               236,645,236.87
            4               231,288,983.22
            5               225,502,270.13
            6               220,060,372.32
            7               214,655,235.70
            8               209,290,017.21
            9               203,955,902.23
            10              198,670,869.64
            11              193,515,264.87
            12              188,487,561.70
            13              183,592,031.35
            14              178,806,743.67
            15              172,831,046.66
            16              167,282,124.05
            17              129,216,833.13
            18              125,907,244.20
            19              122,692,600.59
            20              119,552,908.05
            21              115,950,889.22
            22               93,885,331.57
            23               91,596,625.97
            24               89,298,283.07
            25               87,144,943.55
            26               85,033,598.81
            27               82,485,585.62
            28               79,985,735.36
            29               77,079,477.27
            30               75,257,197.07
            31               73,477,324.65
            32               71,738,873.77
            33               69,564,613.89
            34               67,387,738.53
            35               65,803,221.09
            36               64,255,151.69
            37               62,742,699.27
            38               61,265,051.77
            39               59,821,415.65
            40               58,411,015.49
            41               57,033,093.58
            42               55,686,909.49
            43               54,371,739.66
            44               53,086,877.06
            45               51,831,630.76
            46               50,569,999.98
            47               49,373,270.97
            48               48,160,428.44
            49               46,957,683.18
            50               45,845,528.38
            51               44,758,990.80
            52               43,697,488.53
            53               42,548,203.88
            54               41,538,986.97
            55               40,361,745.19
            56               39,330,399.78
            57               38,398,438.58
            58               37,490,408.07
            59               36,603,166.91
            60               35,736,248.42

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

             TOTAL MORTGAGE LOANS BY NOTIONAL CREDIT CLASSIFICATION

-----------------------------------------------------------------------------------------------------------------------------------

CATEGORY:                      PRIME            A/ALT A           INSURED             A-             SUBPRIME          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
PERCENT OF TOTAL:             46.09%             21.33%            1.27%            17.51%            13.80%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
FIXED:                        61.11%             39.04%           94.96%            38.93%            36.12%           49.50%
-----------------------------------------------------------------------------------------------------------------------------------
ARM:                          38.89%             60.96%            5.04%            61.07%            63.88%           50.50%
-----------------------------------------------------------------------------------------------------------------------------------
CURRENT BALANCE:           $133,388,664       $61,728,741       $3,682,639        $50,679,483       $39,944,965     $289,424,491
-----------------------------------------------------------------------------------------------------------------------------------
LOAN COUNT:                     974               544               27                487               373            2,405
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCE:             $136,949           $113,472         $136,394          $104,065          $107,091         $120,343
-----------------------------------------------------------------------------------------------------------------------------------
WAM (MOS):                      306               309               321               305               313             308
-----------------------------------------------------------------------------------------------------------------------------------
WA AGE (MOS):                   32                 33               27                34                35               33
-----------------------------------------------------------------------------------------------------------------------------------
WA ORIG. TERM (MOS):            338               342               348               340               348             341
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON:                       9.46%             21.13%            0.00%            27.51%            18.22%           16.20%
-----------------------------------------------------------------------------------------------------------------------------------
FIRST LIEN:                   98.17%             98.77%           100.00%           97.92%            99.19%           98.42%
-----------------------------------------------------------------------------------------------------------------------------------
WA FICO (NON-ZERO):             723               643               573               600               553             659
-----------------------------------------------------------------------------------------------------------------------------------
WA ORIGINAL LTV:               77.89             80.60             94.47             81.39             82.09           79.87
-----------------------------------------------------------------------------------------------------------------------------------
WA CURRENT LTV:                74.70             78.01             91.82             78.78             79.65           77.02
-----------------------------------------------------------------------------------------------------------------------------------
WA COUPON:                     7.121             8.001             7.442             8.304             8.415           7.698
-----------------------------------------------------------------------------------------------------------------------------------
WA MARGIN (ARMS ONLY):         4.957             5.618             4.663             6.114             5.909           5.538
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED:               87.02%             93.29%           92.03%            94.34%            91.22%           90.28%
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE:                     50.32%             37.88%           60.97%            41.87%            41.06%           45.04%
-----------------------------------------------------------------------------------------------------------------------------------
EQUITY REFINANCE:             36.41%             52.84%           22.92%            48.08%            47.14%           43.27%
-----------------------------------------------------------------------------------------------------------------------------------
RATE/TERM REFINANCE:          13.27%             9.28%            16.10%            10.04%            11.80%           11.69%
-----------------------------------------------------------------------------------------------------------------------------------

The above notional credit classifications of the loans has been prepared on the following basis:

-----------------------------------------------------------------------------------------------------------------------------------
              CLASSIFICATION                                 FICO                          12 MONTHS MORTGAGE HISTORY
-----------------------------------------------------------------------------------------------------------------------------------

                  Prime                                      660+                                    0 x 30
-----------------------------------------------------------------------------------------------------------------------------------
                 A/Alt A                                     620+                                  Max 2 x 30
-----------------------------------------------------------------------------------------------------------------------------------
                 Insured                                    Insured balance after first two classifications
-----------------------------------------------------------------------------------------------------------------------------------
                    A-                                       580+                                    0 x 60
-----------------------------------------------------------------------------------------------------------------------------------
                Sub-prime                                       Balance after first four classifications
-----------------------------------------------------------------------------------------------------------------------------------

* Characteristics as of the Cut-off Date

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                                 MORTGAGE LOANS

--------------------------------------------------------------------------------
Aggregate Outstanding Principal
Balance                                $289,424,491
Aggregate Original Principal
Balance                                $305,959,958
Number of Mortgage Loans                   2,405
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        AVERAGE (1)              MINIMUM                MAXIMUM
                                        -----------              -------                -------

Original Principal Balance               $127,218                $10,000              $1,324,500
Outstanding Principal Balance            $120,343                $1,480               $1,313,205
---------------------------------------------------------------------------------------------------
                                   WEIGHTED AVERAGE (2)          MINIMUM                MAXIMUM
                                   --------------------          -------                -------
Original Term (mos)                     341 months              84 months             360 months
Stated remaining Term (mos)             308 months              11 months             359 months
Loan Age (mos)                           33 months               1 month              317 months
Current Interest Rate                     7.698%                 4.250%                16.350%
Original Loan-to-Value (3)                79.87%                 11.00%                115.00%
Current Loan-to-Value (4) (6)             77.02%                  4.00%                114.00%
Credit Score (5)                            659                    501                   825
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                         EARLIEST                LATEST
                                         --------                ------

Maturity Date                           11/15/2006              11/1/2035

                                      NUMBER OF LOANS       PRINCIPAL BALANCE    % OF PRINCIPAL BALANCE
                                      ---------------       -----------------    ----------------------
Fully Amortizing                           1,898              $204,619,981                 70.70%
Balloon                                     372                $46,878,317                 16.20%
Interest Only                               105                $31,525,810                 10.89%
Negative Amotization                        30                 $6,400,383                  2.21%

Loans with Pledged Assets                    0                     $0                      0.00%
Cooperatives                                20                 $4,162,746                  1.44%
Condotels                                    0                     $0                      0.00%
Modified Loans                              60                 $13,043,359                 4.51%

Loans with DTI Greater Than 60%             55                 $11,136,924                 3.85%

DELINQUENCY STATUS                 % OF PRINCIPAL BALANCE
------------------                 ----------------------
Current                                   100.00%
31-60 days                                 0.00%
-------------------------------------------------------------------------------------------------------

1)   Sum of Principal Balance divided by total number of loans.

2)   Weighted by Outstanding Principal Balance.

3)   In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and
     (ii) in the case of a purchase loan, the original sales price of the relevant property. Second lien mortgage loans represent 1.58% of the portfolio.

4)   In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable)
     mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property. Second lien mortgage loans represent 1.58% of the portfolio.

5)   Minimum and Weighting only for loans with scores.

6)   With respect to each of the Mortgage Loans indicated in the above table as having a current loan-to value greater than 125% (computed on the basis of the original value of the property), a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 115% or less.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED   WEIGHTED    WEIGHTED
                                             NUMBER OF                 PERCENTAGE OF  AVERAGE      AVERAGE    AVERAGE     AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL      CREDIT    ORIGINAL     LOAN
CREDIT SCORES                                  LOANS        BALANCE       LOANS       BALANCE       SCORE       LTV        AGE
-----------------------------------------------------------------------------------------------------------------------------------

500 to 519                                          32      3,766,247      1.30%      117,695        511        86.88       25
-----------------------------------------------------------------------------------------------------------------------------------
520 to 539                                          52      6,055,621      2.09%      116,454        530        81.47       36
-----------------------------------------------------------------------------------------------------------------------------------
540 to 559                                         126     14,206,699      4.91%      112,752        551        81.55       30
-----------------------------------------------------------------------------------------------------------------------------------
560 to 579                                         169     17,467,994      6.04%      103,361        571        82.84       39
-----------------------------------------------------------------------------------------------------------------------------------
580 to 599                                         248     27,120,092      9.37%      109,355        591        82.24       34
-----------------------------------------------------------------------------------------------------------------------------------
600 to 619                                         249     24,394,169      8.43%       97,969        609        81.63       35
-----------------------------------------------------------------------------------------------------------------------------------
620 to 639                                         252     25,530,642      8.82%      101,312        630        80.18       37
-----------------------------------------------------------------------------------------------------------------------------------
640 to 659                                         295     35,292,224     12.19%      119,635        649        81.38       30
-----------------------------------------------------------------------------------------------------------------------------------
660 to 679                                         216     24,893,832      8.60%      115,249        670        79.56       31
-----------------------------------------------------------------------------------------------------------------------------------
680 to 699                                         184     24,818,594      8.58%      134,884        690        79.06       32
-----------------------------------------------------------------------------------------------------------------------------------
700 to 719                                         155     22,119,116      7.64%      142,704        708        79.58       36
-----------------------------------------------------------------------------------------------------------------------------------
720 to 739                                         110     14,534,857      5.02%      132,135        728        75.98       25
-----------------------------------------------------------------------------------------------------------------------------------
740 to 759                                          99     15,188,285      5.25%      153,417        748        77.35       29
-----------------------------------------------------------------------------------------------------------------------------------
760 or greater                                     211     33,253,354     11.49%      157,599        784        75.48       34
-----------------------------------------------------------------------------------------------------------------------------------
Not Available                                        7        782,765      0.27%      111,824          0        73.96       12
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87       33
-----------------------------------------------------------------------------------------------------------------------------------

* For substantially all of the Mortgage Loans, the Credit Score was updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 659.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE  LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF   AVERAGE      AVERAGE    AVERAGE    AVERAGE
RANGE OF ORIGINAL MORTGAGE                   MORTGAGE      PRINCIPAL    MORTGAGE     PRINCIPAL      CREDIT    ORIGINAL     LOAN
LOAN PRINCIPAL BALANCES                        LOANS        BALANCE       LOANS       BALANCE       SCORE       LTV        AGE
-----------------------------------------------------------------------------------------------------------------------------------

$   50,000 or less                                 660     19,560,555      6.76%       29,637        646        74.23      72
-----------------------------------------------------------------------------------------------------------------------------------
$   50,001 to $  100,000                           778     51,201,642     17.69%       65,812        645        82.61      57
-----------------------------------------------------------------------------------------------------------------------------------
$  100,001 to $  150,000                           345     40,962,463     14.15%      118,732        644        84.62      34
-----------------------------------------------------------------------------------------------------------------------------------
$  150,001 to $  200,000                           235     39,292,909     13.58%      167,204        648        82.18      26
-----------------------------------------------------------------------------------------------------------------------------------
$  200,001 to $  250,000                           109     22,570,294      7.80%      207,067        659        81.04      26
-----------------------------------------------------------------------------------------------------------------------------------
$  250,001 to $  300,000                            71     18,385,396      6.35%      258,949        654        80.76      23
-----------------------------------------------------------------------------------------------------------------------------------
$  300,001 to $  350,000                            43     13,573,556      4.69%      315,664        662        78.36      23
-----------------------------------------------------------------------------------------------------------------------------------
$  350,001 to $  400,000                            52     18,328,477      6.33%      352,471        689        76.38      33
-----------------------------------------------------------------------------------------------------------------------------------
$  400,001 to $  450,000                            28     11,628,282      4.02%      415,296        673        77.94      21
-----------------------------------------------------------------------------------------------------------------------------------
$  450,001 to $  500,000                            20      9,220,978      3.19%      461,049        656        79.23      20
-----------------------------------------------------------------------------------------------------------------------------------
$  500,001 to $  550,000                            19      9,821,395      3.39%      516,916        655        75.98       9
-----------------------------------------------------------------------------------------------------------------------------------
$  550,001 to $  600,000                            10      5,685,520      1.96%      568,552        692        81.29       7
-----------------------------------------------------------------------------------------------------------------------------------
$  600,001 to $  650,000                             5      3,131,805      1.08%      626,361        695        63.73      28
-----------------------------------------------------------------------------------------------------------------------------------
$  650,001 to $  700,000                             6      4,061,860      1.40%      676,977        674        76.58       7
-----------------------------------------------------------------------------------------------------------------------------------
$  700,001 to $  750,000                             6      4,246,215      1.47%      707,702        721        75.70       8
-----------------------------------------------------------------------------------------------------------------------------------
$  750,001 to $  800,000                             3      2,257,566      0.78%      752,522        713        69.25      29
-----------------------------------------------------------------------------------------------------------------------------------
$  800,001 to $  850,000                             3      2,461,603      0.85%      820,534        644        77.53      13
-----------------------------------------------------------------------------------------------------------------------------------
$  900,001 to $  950,000                             1        940,686      0.33%      940,686        686        71.00       9
-----------------------------------------------------------------------------------------------------------------------------------
$  950,001 to $1,000,000                             6      5,889,102      2.03%      981,517        714        69.49       6
-----------------------------------------------------------------------------------------------------------------------------------
$1,050,001 to $1,100,000                             1      1,093,188      0.38%    1,093,188        674        68.00       6
-----------------------------------------------------------------------------------------------------------------------------------
$1,150,001 to $1,200,000                             1      1,196,312      0.41%    1,196,312        720        65.00       3
-----------------------------------------------------------------------------------------------------------------------------------
$1,250,001 to $1,300,000                             1      1,291,938      0.45%    1,291,938        774        81.00       7
-----------------------------------------------------------------------------------------------------------------------------------
$1,300,001 to $1,350,000                             2      2,622,751      0.91%    1,311,375        731        78.00       7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
-----------------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CURRENT  MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE  LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF CURRENT MORTGAGE                    MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
LOAN PRINCIPAL BALANCES                        LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
-----------------------------------------------------------------------------------------------------------------------------------

$   50,000 or less                                 787   24,882,462        8.60%       31,617        648        74.87      75
-----------------------------------------------------------------------------------------------------------------------------------
$   50,001 to $  100,000                           690   49,200,334       17.00%       71,305        644        82.95      56
-----------------------------------------------------------------------------------------------------------------------------------
$  100,001 to $  150,000                           354   43,685,191       15.09%      123,404        649        84.53      40
-----------------------------------------------------------------------------------------------------------------------------------
$  150,001 to $  200,000                           218   37,859,895       13.08%      173,669        645        81.99      25
-----------------------------------------------------------------------------------------------------------------------------------
$  200,001 to $  250,000                            93   20,659,204        7.14%      222,142        658        80.93      21
-----------------------------------------------------------------------------------------------------------------------------------
$  250,001 to $  300,000                            66   18,123,123        6.26%      274,593        660        80.49      19
-----------------------------------------------------------------------------------------------------------------------------------
$  300,001 to $  350,000                            46   14,880,265        5.14%      323,484        668        78.79      28
-----------------------------------------------------------------------------------------------------------------------------------
$  350,001 to $  400,000                            45   16,777,453        5.80%      372,832        679        74.98      19
-----------------------------------------------------------------------------------------------------------------------------------
$  400,001 to $  450,000                            25   10,622,022        3.67%      424,881        673        80.42      14
-----------------------------------------------------------------------------------------------------------------------------------
$  450,001 to $  500,000                            17    8,034,603        2.78%      472,624        655        79.09      11
-----------------------------------------------------------------------------------------------------------------------------------
$  500,001 to $  550,000                            20   10,371,076        3.58%      518,554        658        76.57       9
-----------------------------------------------------------------------------------------------------------------------------------
$  550,001 to $  600,000                            10    5,725,327        1.98%      572,533        689        80.50      15
-----------------------------------------------------------------------------------------------------------------------------------
$  600,001 to $  650,000                             6    3,817,816        1.32%      636,303        709        68.45      12
-----------------------------------------------------------------------------------------------------------------------------------
$  650,001 to $  700,000                             5    3,413,622        1.18%      682,724        659        75.93       6
-----------------------------------------------------------------------------------------------------------------------------------
$  700,001 to $  750,000                             7    5,086,519        1.76%      726,646        732        70.71      17
-----------------------------------------------------------------------------------------------------------------------------------
$  750,001 to $  800,000                             2    1,576,207        0.54%      788,104        668        71.52      18
-----------------------------------------------------------------------------------------------------------------------------------
$  800,001 to $  850,000                             2    1,675,396        0.58%      837,698        619        83.42       8
-----------------------------------------------------------------------------------------------------------------------------------
$  900,001 to $  950,000                             2    1,883,487        0.65%      941,743        716        75.51       7
-----------------------------------------------------------------------------------------------------------------------------------
$  950,001 to $1,000,000                             5    4,946,302        1.71%      989,260        708        67.49       7
-----------------------------------------------------------------------------------------------------------------------------------
$1,050,001 to $1,100,000                             1    1,093,188        0.38%    1,093,188        674        68.00       6
-----------------------------------------------------------------------------------------------------------------------------------
$1,150,001 to $1,200,000                             1    1,196,312        0.41%    1,196,312        720        65.00       3
-----------------------------------------------------------------------------------------------------------------------------------
$1,250,001 to $1,300,000                             1    1,291,938        0.45%    1,291,938        774        81.00       7
-----------------------------------------------------------------------------------------------------------------------------------
$1,300,001 to $1,350,000                             2    2,622,751        0.91%    1,311,375        731        78.00       7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405  289,424,491      100.00%      120,343        659        79.87      33
-----------------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
NET MORTGAGE RATES (%)                         LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
-----------------------------------------------------------------------------------------------------------------------------------

3.5000 to 3.9999                                     2       413,512       0.14%      206,756        669       101.41      12
-----------------------------------------------------------------------------------------------------------------------------------
4.0000 to 4.4999                                     6       913,139       0.32%      152,190        699        68.22      42
-----------------------------------------------------------------------------------------------------------------------------------
4.5000 to 4.9999                                    50    10,135,651       3.50%      202,713        688        72.49      76
-----------------------------------------------------------------------------------------------------------------------------------
5.0000 to 5.4999                                   133    32,247,271      11.14%      242,461        708        72.15      15
-----------------------------------------------------------------------------------------------------------------------------------
5.5000 to 5.9999                                   222    53,548,042      18.50%      241,207        691        75.31      12
-----------------------------------------------------------------------------------------------------------------------------------
6.0000 to 6.4999                                   164    35,865,934      12.39%      218,695        655        78.19      13
-----------------------------------------------------------------------------------------------------------------------------------
6.5000 to 6.9999                                   125    22,664,134       7.83%      181,313        645        80.54      16
-----------------------------------------------------------------------------------------------------------------------------------
7.0000 to 7.4999                                   125    18,494,088       6.39%      147,953        633        85.57      18
-----------------------------------------------------------------------------------------------------------------------------------
7.5000 to 7.9999                                   186    24,280,368       8.39%      130,540        635        89.26      23
-----------------------------------------------------------------------------------------------------------------------------------
8.0000 to 8.4999                                   204    19,426,725       6.71%       95,229        645        87.29      45
-----------------------------------------------------------------------------------------------------------------------------------
8.5000 to 8.9999                                   211    15,253,486       5.27%       72,291        645        85.52      61
-----------------------------------------------------------------------------------------------------------------------------------
9.0000 to 9.4999                                   264    18,235,748       6.30%       69,075        643        83.69      64
-----------------------------------------------------------------------------------------------------------------------------------
9.5000 to 9.9999                                   227    13,518,105       4.67%       59,551        628        81.30      76
-----------------------------------------------------------------------------------------------------------------------------------
10.0000 to 10.4999                                 195    11,329,132       3.91%       58,098        633        79.03      75
-----------------------------------------------------------------------------------------------------------------------------------
10.5000 to 10.9999                                 105     5,640,062       1.95%       53,715        612        78.83      72
-----------------------------------------------------------------------------------------------------------------------------------
11.0000 to 11.4999                                  89     3,927,139       1.36%       44,125        628        78.77      76
-----------------------------------------------------------------------------------------------------------------------------------
11.5000 to 11.9999                                  37     1,491,248       0.52%       40,304        619        80.49      77
-----------------------------------------------------------------------------------------------------------------------------------
12.0000 to 12.4999                                  30     1,093,980       0.38%       36,466        629        69.66      79
-----------------------------------------------------------------------------------------------------------------------------------
12.5000 to 12.9999                                  11       374,867       0.13%       34,079        652        65.74     104
-----------------------------------------------------------------------------------------------------------------------------------
13.0000 to 13.4999                                   9       390,198       0.13%       43,355        644        74.90     133
-----------------------------------------------------------------------------------------------------------------------------------
13.5000 to 13.9999                                   2       101,434       0.04%       50,717        589        75.00      87
-----------------------------------------------------------------------------------------------------------------------------------
14.0000 to 14.4999                                   7        57,719       0.02%        8,246        610        86.60      85
-----------------------------------------------------------------------------------------------------------------------------------
15.5000 to 15.9999                                   1        22,508       0.01%       22,508        629        39.00      83
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405   289,424,491     100.00%      120,343        659        79.87      33
-----------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage
Loans will be approximately 7.2468% per annum.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE RATES OF THE MORTGAGE LOANS:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
MORTGAGE RATES (%)                             LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
-----------------------------------------------------------------------------------------------------------------------------------

  4.0000 to  4.4999                                  2       413,512       0.14%      206,756        669       101.41      12
-----------------------------------------------------------------------------------------------------------------------------------
  4.5000 to  4.9999                                  7     1,035,081       0.36%      147,869        734        68.97      62
-----------------------------------------------------------------------------------------------------------------------------------
  5.0000 to  5.4999                                 54     9,982,694       3.45%      184,865        692        72.61      78
-----------------------------------------------------------------------------------------------------------------------------------
  5.5000 to  5.9999                                176    44,913,762      15.52%      255,192        711        72.38      11
-----------------------------------------------------------------------------------------------------------------------------------
  6.0000 to  6.4999                                178    39,480,831      13.64%      221,802        685        76.64      14
-----------------------------------------------------------------------------------------------------------------------------------
  6.5000 to  6.9999                                162    38,793,209      13.40%      239,464        652        76.95      14
-----------------------------------------------------------------------------------------------------------------------------------
  7.0000 to  7.4999                                108    19,104,749       6.60%      176,896        640        81.59      13
-----------------------------------------------------------------------------------------------------------------------------------
  7.5000 to  7.9999                                138    21,179,211       7.32%      153,473        640        84.73      20
-----------------------------------------------------------------------------------------------------------------------------------
  8.0000 to  8.4999                                161    21,100,185       7.29%      131,057        631        89.76      22
-----------------------------------------------------------------------------------------------------------------------------------
  8.5000 to  8.9999                                231    22,524,461       7.78%       97,508        646        88.63      42
-----------------------------------------------------------------------------------------------------------------------------------
  9.0000 to  9.4999                                175    12,928,167       4.47%       73,875        644        85.68      60
-----------------------------------------------------------------------------------------------------------------------------------
  9.5000 to  9.9999                                266    18,012,361       6.22%       67,716        638        83.43      62
-----------------------------------------------------------------------------------------------------------------------------------
 10.0000 to 10.4999                                204    12,328,153       4.26%       60,432        629        80.71      79
-----------------------------------------------------------------------------------------------------------------------------------
 10.5000 to 10.9999                                227    12,984,075       4.49%       57,199        636        78.96      74
-----------------------------------------------------------------------------------------------------------------------------------
 11.0000 to 11.4999                                106     6,330,709       2.19%       59,724        616        79.97      72
-----------------------------------------------------------------------------------------------------------------------------------
 11.5000 to 11.9999                                104     4,415,363       1.53%       42,455        630        77.84      76
-----------------------------------------------------------------------------------------------------------------------------------
 12.0000 to 12.4999                                 35     1,406,164       0.49%       40,176        617        80.51      78
-----------------------------------------------------------------------------------------------------------------------------------
 12.5000 to 12.9999                                 39     1,471,741       0.51%       37,737        628        73.04      78
-----------------------------------------------------------------------------------------------------------------------------------
 13.0000 to 13.4999                                 11       446,204       0.15%       40,564        680        63.71      36
-----------------------------------------------------------------------------------------------------------------------------------
 13.5000 to 13.9999                                 11       392,197       0.14%       35,654        600        76.26      91
-----------------------------------------------------------------------------------------------------------------------------------
 14.0000 to 14.4999                                  2       101,434       0.04%       50,717        589        75.00      87
-----------------------------------------------------------------------------------------------------------------------------------
 14.5000 to 14.9999                                  7        57,719       0.02%        8,246        610        86.60      85
-----------------------------------------------------------------------------------------------------------------------------------
 16.0000 to 16.4999                                  1        22,508       0.01%       22,508        629        39.00      83
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
-----------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans will be approximately 7.6985% per annum.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF ORIGINAL                            MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
LOAN-TO-VALUE RATIOS (%)                       LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
------------------------------------------------------------------------------------------------------------------------------------

  50.00 or less                                    151     13,186,526       4.56       87,328        697        39.62      32
------------------------------------------------------------------------------------------------------------------------------------
  50.01 to  55.00                                   41      4,116,750       1.42      100,409        668        53.25      34
------------------------------------------------------------------------------------------------------------------------------------
  55.01 to  60.00                                   73      9,987,012       3.45      136,808        686        58.34      31
------------------------------------------------------------------------------------------------------------------------------------
  60.01 to  65.00                                   96     12,720,563       4.40      132,506        681        63.80      40
------------------------------------------------------------------------------------------------------------------------------------
  65.01 to  70.00                                  177     21,087,635       7.29      119,139        666        68.77      40
------------------------------------------------------------------------------------------------------------------------------------
  70.01 to  75.00                                  251     23,755,887       8.21       94,645        666        73.92      51
------------------------------------------------------------------------------------------------------------------------------------
  75.01 to  80.00                                  686     96,256,263      33.26      140,315        660        79.69      30
------------------------------------------------------------------------------------------------------------------------------------
  80.01 to  85.00                                  205     22,375,609       7.73      109,149        637        84.19      40
------------------------------------------------------------------------------------------------------------------------------------
  85.01 to  90.00                                  268     31,040,615      10.72      115,823        630        89.71      36
------------------------------------------------------------------------------------------------------------------------------------
  90.01 to  95.00                                  106     16,769,886       5.79      158,206        659        94.58      16
------------------------------------------------------------------------------------------------------------------------------------
  95.01 to 100.00                                  265     28,890,331       9.98      109,020        648        99.57      18
------------------------------------------------------------------------------------------------------------------------------------
 100.01 to 105.00                                   44      4,454,440      1.54%      101,237        685       102.97      45
------------------------------------------------------------------------------------------------------------------------------------
 105.01 to 110.00                                   41      4,374,119      1.51%      106,686        701       106.78      51
------------------------------------------------------------------------------------------------------------------------------------
 110.01 or greater                                   1        408,856      0.14%      408,856        607       115.00       7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

The weighted average loan-to-value ratio at origination of the Mortgage Loans will be approximately 79.87%.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF CURRENT                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
LOAN-TO-VALUE RATIOS (%)                       LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
------------------------------------------------------------------------------------------------------------------------------------

50.00 or less                                      299     20,330,352      7.02%       67,994        700        49.60      71
------------------------------------------------------------------------------------------------------------------------------------
50.01 to 55.00                                     104      8,728,037      3.02%       83,923        672        62.42      68
------------------------------------------------------------------------------------------------------------------------------------
55.01 to 60.00                                     113     11,836,767      4.09%      104,750        674        64.12      44
------------------------------------------------------------------------------------------------------------------------------------
60.01 to 65.00                                     114     14,524,826      5.02%      127,411        678        67.14      38
------------------------------------------------------------------------------------------------------------------------------------
65.01 to 70.00                                     200     25,509,499      8.81%      127,547        662        71.60      40
------------------------------------------------------------------------------------------------------------------------------------
70.01 to 75.00                                     252     25,968,950      8.97%      103,051        659        76.93      50
------------------------------------------------------------------------------------------------------------------------------------
75.01 to 80.00                                     535     83,564,781     28.87%      156,196        658        80.26      19
------------------------------------------------------------------------------------------------------------------------------------
80.01 to 85.00                                     188     21,454,362      7.41%      114,119        635        85.81      38
------------------------------------------------------------------------------------------------------------------------------------
85.01 to 90.00                                     173     25,151,503      8.69%      145,384        629        89.97      23
------------------------------------------------------------------------------------------------------------------------------------
90.01 to 95.00                                     108     16,908,236      5.84%      156,558        656        95.26      17
------------------------------------------------------------------------------------------------------------------------------------
95.01 to 100.00                                    265     29,271,343     10.11%      110,458        653       100.03      19
------------------------------------------------------------------------------------------------------------------------------------
100.01 to 105.00                                    53      5,766,978      1.99%      108,811        693       105.51      46
------------------------------------------------------------------------------------------------------------------------------------
110.01 to or greater                                 1        408,856      0.14%      408,856        607       115.00       7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405     289,424,491   100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

The weighted average current loan-to-value ratio of the Mortgage Loans will be approximately 77.02%.

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED   WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
GEOGRAPHIC DISTRIBUTIONS                       LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
------------------------------------------------------------------------------------------------------------------------------------

California                                         221     59,358,817     20.51%      268,592        683        73.66      33
------------------------------------------------------------------------------------------------------------------------------------
Illinois                                           269     37,199,228     12.85%      138,287        631        91.40      13
------------------------------------------------------------------------------------------------------------------------------------
Florida                                            203     21,659,487      7.48%      106,697        670        79.01      27
------------------------------------------------------------------------------------------------------------------------------------
New York                                            95     18,230,457      6.30%      191,900        677        76.19      25
------------------------------------------------------------------------------------------------------------------------------------
Texas                                              209     17,291,637      5.97%       82,735        649        81.65      53
------------------------------------------------------------------------------------------------------------------------------------
Other (1)                                        1,408     135,684,865    46.88%       96,367        654        79.83      38
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405     289,424,491   100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

No more than approximately 0.48% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

(1)  Other refers to all US States except California, Illinois, Florida, New
     York and Texas.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED  WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
MORTGAGE LOAN PURPOSE                          LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV       AGE
------------------------------------------------------------------------------------------------------------------------------------

Equity Refinance                                 1,203    125,223,854     43.27%      104,093        649        77.65      35
------------------------------------------------------------------------------------------------------------------------------------
Purchase                                           945    130,369,256     45.04%      137,957        668        83.50      30
------------------------------------------------------------------------------------------------------------------------------------
Rate/Term Refinance                                257     33,831,381     11.69%      131,640        664        74.10      36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

OCCUPANCY TYPES OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
OCCUPANCY TYPES                                LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

Primary Residence                                2,120    261,304,881     90.28%      123,257        657        80.65      33
------------------------------------------------------------------------------------------------------------------------------------
Second/Vacation                                     41      8,650,132      2.99%      210,979        722        71.40      18
------------------------------------------------------------------------------------------------------------------------------------
Non-Owner Occupied                                 244     19,469,478      6.73%       79,793        664        73.13      33
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED   WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
MORTGAGED PROPERTY TYPES OF THE MORTGAGE     MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
LOANS:                                         LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

Condominium High Rise                                6        154,435      0.05%       25,739        610        85.98      71
------------------------------------------------------------------------------------------------------------------------------------
Condominium Low Rise (less than 5 stories)         121     16,504,650      5.70%      136,402        682        80.03      20
------------------------------------------------------------------------------------------------------------------------------------
Cooperative                                         20      4,162,746      1.44%      208,137        745        67.73       8
------------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing                                98      5,334,751      1.84%       54,436        630        79.85      70
------------------------------------------------------------------------------------------------------------------------------------
Planned Unit Developments (attached)                74     17,108,408      5.91%      231,195        674        80.64      11
------------------------------------------------------------------------------------------------------------------------------------
Planned Unit Developments (detached)                87     14,873,130      5.14%      170,956        656        82.00      52
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached                           1,839    209,373,280     72.34%      113,852        656        80.29      35
------------------------------------------------------------------------------------------------------------------------------------
Townhouse                                           40      2,583,642      0.89%       64,591        690        84.47      64
------------------------------------------------------------------------------------------------------------------------------------
Two-Four Family Units                              120     19,329,449      6.68%      161,079        651        74.80      21
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405     289,424,491   100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
MORTGAGE LOAN                                MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
DOCUMENTATION TYPES                            LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

Full Documentation                               1,739    178,529,184     61.68%      102,662        652        81.07      40
------------------------------------------------------------------------------------------------------------------------------------
Reduced Documentation                              666    110,895,307     38.32%      166,509        671        77.95      22
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

No more than approximately 24.7% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

SEASONING OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
SEASONING (IN MONTHS)                          LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

1 - 12                                             893    178,250,038     61.59%      199,608        661        80.29       6
------------------------------------------------------------------------------------------------------------------------------------
13 - 24                                             32      6,181,340      2.14%      193,167        639        79.99      15
------------------------------------------------------------------------------------------------------------------------------------
25 - 36                                             11      2,679,382      0.93%      243,580        680        75.90      28
------------------------------------------------------------------------------------------------------------------------------------
37 - 48                                             27      7,734,422      2.67%      286,460        727        68.43      43
------------------------------------------------------------------------------------------------------------------------------------
49 - 60                                            186     17,676,456      6.11%       95,035        669        96.32      52
------------------------------------------------------------------------------------------------------------------------------------
61 - 72                                             83      7,589,867      2.62%       91,444        659        76.14      67
------------------------------------------------------------------------------------------------------------------------------------
73 - 84                                            828     47,410,174     16.38%       57,259        634        77.09      81
------------------------------------------------------------------------------------------------------------------------------------
85 - 96                                            268     13,896,559      4.80%       51,853        644        75.40      86
------------------------------------------------------------------------------------------------------------------------------------
97 or greater                                       77      8,006,255      2.77%      103,977        707        74.27     177
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

As of the cut-off Date, the weighted average seasoning of the Mortgage Loans will be approximately 33 months.

ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT                          MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
PENALTY TERM                                   LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

None                                             1,922    205,821,813     71.11%      107,087        667        78.04      43
------------------------------------------------------------------------------------------------------------------------------------
12 Months                                           42      8,247,494      2.85%      196,369        657        89.21       8
------------------------------------------------------------------------------------------------------------------------------------
24 Months                                          338     59,395,207     20.52%      175,725        636        84.33       6
------------------------------------------------------------------------------------------------------------------------------------
36 Months                                           85     14,116,140      4.88%      166,072        645        80.91       6
------------------------------------------------------------------------------------------------------------------------------------
60 Months                                           17      1,715,937      0.59%      100,937        650        91.21      39
------------------------------------------------------------------------------------------------------------------------------------
Other                                                1        127,900      0.04%      127,900        660        80.00      12
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           2,405    289,424,491    100.00%      120,343        659        79.87      33
------------------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

INTEREST ONLY TERM OF THE MORTGAGE LOANS:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED   WEIGHTED   WEIGHTED
                                             NUMBER OF                  PERCENTAGE OF   AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE       PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
INTEREST ONLY TERM                            LOANS          BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

None                                           2,300      257,898,681       89.11%       112,130      658       79.58       36
------------------------------------------------------------------------------------------------------------------------------------
24 Months                                         19        6,001,953        2.07%       315,892      634       83.51        8
------------------------------------------------------------------------------------------------------------------------------------
36 Months                                          3          534,399        0.18%       178,133      608       80.00       12
------------------------------------------------------------------------------------------------------------------------------------
60 Months                                         58       16,583,389        5.73%       285,921      672       84.01        9
------------------------------------------------------------------------------------------------------------------------------------
120 Months                                        25        8,406,068        2.90%       336,243      695       78.02        9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         2,405      289,424,491      100.00%       120,343      659       79.87       33
------------------------------------------------------------------------------------------------------------------------------------

MAXIMUM MORTGAGE RATES OF THE MORTGAGE ADJUSTABLE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED   WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
MAXIMUM MORTGAGE RATES (%)                     LOANS        BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

6.0000 to 6.9999                                     1        504,000      0.34%      504,000        654        69.00      11
------------------------------------------------------------------------------------------------------------------------------------
9.0000 to 9.9999                                     1        164,280      0.11%      164,280        516        99.00      10
------------------------------------------------------------------------------------------------------------------------------------
10.0000 to 10.9999                                  15      3,640,348      2.49%      242,690        734        67.00      29
------------------------------------------------------------------------------------------------------------------------------------
11.0000 to 11.9999                                  45     10,141,969      6.94%      225,377        655        76.18      12
------------------------------------------------------------------------------------------------------------------------------------
12.0000 to 12.9999                                 159     37,355,465     25.56%      234,940        670        78.16      25
------------------------------------------------------------------------------------------------------------------------------------
13.0000 to 13.9999                                 202     38,881,110     26.60%      192,481        636        82.17      21
------------------------------------------------------------------------------------------------------------------------------------
14.0000 to 14.9999                                 171     27,815,798     19.03%      162,665        628        89.76      15
------------------------------------------------------------------------------------------------------------------------------------
15.0000 to 15.9999                                  99     10,433,561      7.14%      105,390        622        81.21      47
------------------------------------------------------------------------------------------------------------------------------------
16.0000 to 16.9999                                 113      8,659,696      5.92%       76,634        618        80.64      72
------------------------------------------------------------------------------------------------------------------------------------
17.0000 to 17.9999                                  91      6,393,182      4.37%       70,255        622        80.39      77
------------------------------------------------------------------------------------------------------------------------------------
18.0000 to 18.9999                                  36      1,710,631      1.17%       47,518        627        78.54      81
------------------------------------------------------------------------------------------------------------------------------------
19.0000 to 19.9999                                   6        435,535      0.30%       72,589        628        70.12     101
------------------------------------------------------------------------------------------------------------------------------------
20.0000 to 20.9999                                   1         28,598      0.02%       28,598        637        75.00      85
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             940     146,164,172   100.00%      155,494        644        81.45      29
------------------------------------------------------------------------------------------------------------------------------------

As of the cut-off Date, the weighted average maximum mortgage rate of the
Mortgage Loans will be approximately 13.7646% per annum.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  WEIGHTED   WEIGHTED   WEIGHTED
                                             NUMBER OF                 PERCENTAGE OF   AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
NEXT INTEREST RATE ADJUSTMENT DATES           LOANS         BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

January 2006                                        82     12,059,494      8.25%      147,067        695        76.77     99
------------------------------------------------------------------------------------------------------------------------------------
February 2006                                       51      3,660,210      2.50%       71,769        618        79.99     82
------------------------------------------------------------------------------------------------------------------------------------
March 2006                                          52      4,695,324      3.21%       90,295        633        74.83     84
------------------------------------------------------------------------------------------------------------------------------------
April 2006                                          66      5,188,554      3.55%       78,614        618        80.05     75
------------------------------------------------------------------------------------------------------------------------------------
May 2006                                            87      7,794,104      5.33%       89,587        658        75.46     67
------------------------------------------------------------------------------------------------------------------------------------
June 2006                                           54      4,663,062      3.19%       86,353        635        77.26     81
------------------------------------------------------------------------------------------------------------------------------------
July 2006                                            7        747,548      0.51%      106,793        686        79.15     77
------------------------------------------------------------------------------------------------------------------------------------
August 2006                                          3        409,356      0.28%      136,452        726        78.95     43
------------------------------------------------------------------------------------------------------------------------------------
September 2006                                       4        336,165      0.23%       84,041        631        74.57     49
------------------------------------------------------------------------------------------------------------------------------------
October 2006                                         9      1,129,796      0.77%      125,533        646        79.36     79
------------------------------------------------------------------------------------------------------------------------------------
November 2006                                        6        480,985      0.33%       80,164        611        78.19     64
------------------------------------------------------------------------------------------------------------------------------------
December 2006                                       13      1,679,383      1.15%      129,183        654        80.71     44
------------------------------------------------------------------------------------------------------------------------------------
January 2007                                        51      8,195,027      5.61%      160,687        628        92.29     14
------------------------------------------------------------------------------------------------------------------------------------
February 2007                                       78     12,432,874      8.51%      159,396        625        90.58     12
------------------------------------------------------------------------------------------------------------------------------------
March 2007                                          40      7,763,247      5.31%      194,081        630        87.79     11
------------------------------------------------------------------------------------------------------------------------------------
April 2007                                          28      7,991,440      5.47%      285,409        643        81.79     12
------------------------------------------------------------------------------------------------------------------------------------
May 2007                                            28      6,771,697      4.63%      241,846        643        87.84      7
------------------------------------------------------------------------------------------------------------------------------------
June 2007                                           37     11,824,571      8.09%      319,583        655        80.49      6
------------------------------------------------------------------------------------------------------------------------------------
July 2007                                           21      6,029,599      4.13%      287,124        645        80.73      5
------------------------------------------------------------------------------------------------------------------------------------
August 2007                                          4        723,410      0.49%      180,852        630        82.79      4
------------------------------------------------------------------------------------------------------------------------------------
September 2007                                      27      3,928,874      2.69%      145,514        634        79.95      4
------------------------------------------------------------------------------------------------------------------------------------
October 2007                                       132     22,829,217     15.62%      172,949        626        79.30      2
------------------------------------------------------------------------------------------------------------------------------------
November 2007                                       13      2,658,762      1.82%      204,520        617        78.50      2
------------------------------------------------------------------------------------------------------------------------------------
January 2008                                         4      1,291,831      0.88%      322,958        644        85.57     12
------------------------------------------------------------------------------------------------------------------------------------
February 2008                                        4        497,897      0.34%      124,474        627        95.84     10
------------------------------------------------------------------------------------------------------------------------------------
March 2008                                           4      1,171,449      0.80%      292,862        650        79.38      9
------------------------------------------------------------------------------------------------------------------------------------
April 2008                                           3      1,013,569      0.69%      337,856        640        78.70      8
------------------------------------------------------------------------------------------------------------------------------------
May 2008                                             3        915,250      0.63%      305,083        610        80.66      7
------------------------------------------------------------------------------------------------------------------------------------
June 2008                                            2        517,978      0.35%      258,989        716        71.18      6
------------------------------------------------------------------------------------------------------------------------------------
July 2008                                            4        833,652      0.57%      208,413        620        82.19      5
------------------------------------------------------------------------------------------------------------------------------------
August 2008                                          4      1,126,940      0.77%      281,735        701        72.06      4
------------------------------------------------------------------------------------------------------------------------------------
September 2008                                       1        210,116      0.14%      210,116        626        80.00      3
------------------------------------------------------------------------------------------------------------------------------------
October 2008                                         5        704,066      0.48%      140,813        639        80.00      2
------------------------------------------------------------------------------------------------------------------------------------
November 2008                                        2        364,349      0.25%      182,174        619        76.81      1
------------------------------------------------------------------------------------------------------------------------------------
September 2009                                       1        200,845      0.14%      200,845        654        77.00     15
------------------------------------------------------------------------------------------------------------------------------------
November 2009                                        1        249,232      0.17%      249,232        770        103.00    13
------------------------------------------------------------------------------------------------------------------------------------
December 2009                                        2        364,879      0.25%      182,439        714        42.98     12
------------------------------------------------------------------------------------------------------------------------------------
April 2010                                           1        648,238      0.44%      648,238        750        80.00      8
------------------------------------------------------------------------------------------------------------------------------------
May 2010                                             1        119,368      0.08%      119,368        765        80.00      7
------------------------------------------------------------------------------------------------------------------------------------
June 2010                                            2      1,286,813      0.88%      643,406        789        67.85      6
------------------------------------------------------------------------------------------------------------------------------------
July 2010                                            2        510,000      0.35%      255,000        761        83.68      5
------------------------------------------------------------------------------------------------------------------------------------
August 2012                                          1        145,000      0.10%      145,000        768        52.00      4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                              940    146,164,172    100.00%      155,494        644        81.45     29
------------------------------------------------------------------------------------------------------------------------------------

As of the cut-off Date, the weighted average Months to Next Interest Rate
Adjustment Date of the Mortgage Loans will be approximately 15 months.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

NOTE MARGINS OF THE ADJUSTABLE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF   AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL     CREDIT    ORIGINAL    LOAN
NOTE MARGINS (%)                               LOANS        BALANCE        LOANS      BALANCE      SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

  2.0000 to  2.4999                                 36      6,770,733      4.63%      188,076        722        73.89    108
------------------------------------------------------------------------------------------------------------------------------------
  2.5000 to  2.9999                                 52     11,088,326      7.59%      213,237        693        74.19     54
------------------------------------------------------------------------------------------------------------------------------------
  3.0000 to  3.4999                                 42      6,667,897      4.56%      158,759        682        76.75     53
------------------------------------------------------------------------------------------------------------------------------------
  3.5000 to  3.9999                                  9      2,671,976      1.83%      296,886        655        72.55     25
------------------------------------------------------------------------------------------------------------------------------------
  4.0000 to  4.4999                                 15      2,546,248      1.74%      169,750        643        81.82     25
------------------------------------------------------------------------------------------------------------------------------------
  4.5000 to  4.9999                                 27      4,249,477      2.91%      157,388        635        78.92     12
------------------------------------------------------------------------------------------------------------------------------------
  5.0000 to  5.4999                                 64      9,023,359      6.17%      140,990        627        79.28     17
------------------------------------------------------------------------------------------------------------------------------------
  5.5000 to  5.9999                                183     32,772,846     22.42%      179,087        636        82.25     17
------------------------------------------------------------------------------------------------------------------------------------
  6.0000 to  6.4999                                220     34,485,827     23.59%      156,754        635        84.45     19
------------------------------------------------------------------------------------------------------------------------------------
  6.5000 to  6.9999                                148     21,484,595     14.70%      145,166        636        83.01     23
------------------------------------------------------------------------------------------------------------------------------------
  7.0000 to  7.4999                                 73      7,817,499      5.35%      107,089        620        87.29     36
------------------------------------------------------------------------------------------------------------------------------------
  7.5000 to  7.9999                                 50      5,238,253      3.58%      104,765        614        83.45     27
------------------------------------------------------------------------------------------------------------------------------------
  8.0000 to  8.4999                                 15        888,019      0.61%       59,201        625        81.68     55
------------------------------------------------------------------------------------------------------------------------------------
  8.5000 to  8.9999                                  4        348,424      0.24%       87,106        603        75.92     35
------------------------------------------------------------------------------------------------------------------------------------
  9.5000 to  9.9999                                  1         28,598      0.02%       28,598        637        75.00     85
------------------------------------------------------------------------------------------------------------------------------------
 10.0000 to 10.4999                                  1         82,097      0.06%       82,097        565        75.00     87
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                             940     146,164,172   100.00%      155,494        644        81.45     29
------------------------------------------------------------------------------------------------------------------------------------

As of the cut-off Date, the weighted average note margin of the Mortgage Loans will be approximately 5.5379% per annum.

NOTIONAL CREDIT CLASSIFICATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED    WEIGHTED   WEIGHTED
                                             NUMBER OF                PERCENTAGE OF    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE      PRINCIPAL     MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL    LOAN
NOTIONAL CREDIT CLASSIFICATION                LOANS         BALANCE        LOANS       BALANCE     SCORE       LTV        AGE
------------------------------------------------------------------------------------------------------------------------------------

A- (IO)                                             18      4,725,045      1.63%      262,503        600        85.47      9
------------------------------------------------------------------------------------------------------------------------------------
A- (non-IO)                                        469     45,954,438     15.88%       97,984        600        80.97     37
------------------------------------------------------------------------------------------------------------------------------------
A/Alt A (IO)                                        29      7,702,663      2.66%      265,609        644        83.58     10
------------------------------------------------------------------------------------------------------------------------------------
A/Alt A (non-IO)                                   515     54,026,078     18.67%      104,905        642        80.17     36
------------------------------------------------------------------------------------------------------------------------------------
Insured (non-IO)                                    27      3,682,639      1.27%      136,394        573        94.47     27
------------------------------------------------------------------------------------------------------------------------------------
Prime (IO)                                          44     15,722,719      5.43%      357,335        728        79.84      8
------------------------------------------------------------------------------------------------------------------------------------
Prime (non-IO)                                     930    117,665,945     40.66%      126,523        723        77.63     35
------------------------------------------------------------------------------------------------------------------------------------
Sub-Prime (IO)                                      14      3,375,383      1.17%      241,099        554        85.96     10
------------------------------------------------------------------------------------------------------------------------------------
Sub-Prime (non-IO)                                 359     36,569,582     12.64%      101,865        553        81.74     37
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            2,405    289,424,491    100.00%      120,343        659        79.87     33
------------------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CONTACT INFORMATION:

RATING AGENCIES
---------------
MOODY'S
Timothy Gildner             212-553-2919     timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins              212-438-2465     amanda_hopkins@standardandpoors.com

FITCH RATINGS
Marc Lessner                212-908-0693     Marc.lessner@fitchratings.com